UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2026

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400
Chicago, Illinois		60611-4213
(Address of principal executive offices)		(Zip Code)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment No. 9 to the BMO Credit Agreement

On October 7, 2026, Oil-Dri Corporation of America (the “Company”) entered into the Ninth Amendment to Credit Agreement (the “Ninth Amendment”), which amends that certain Credit Agreement, dated as of January 27, 2006, as amended (the “Credit Agreement”), among BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) (“BMO”), the Company and certain domestic subsidiaries of the Company. The Ninth Amendment amends the Credit Agreement to, among other things:

•increase the amount the Company may borrow from BMO Harris from time to time pursuant to its revolving line of credit from up to $75 million to up to $100 million;

•amend the accordion provision to allow the Company to increase the revolving line of credit from up to an additional $50 million to up to the greater of (a) an additional $125 million and (b) 100% of Consolidated EBITDA (as defined in the Ninth Amendment), subject to the terms and conditions set forth in the Ninth Amendment;

•reduce pricing by expanding the debt to earnings ratio;

•extend the termination date to October 7, 2031;

•increase or remove certain restrictive covenant thresholds, including but not limited to the removal of the $100 million cumulative permitted acquisitions threshold; and

•add a restricted payments covenant restricting the Company's ability to pay dividends, make distributions, and repurchase shares or make other equity redemptions except (a) when the Company is not in default under the Credit Agreement and (b) under certain other circumstances set forth in the Ninth Amendment.

Amendment No. 5 to the Prudential Note Purchase Agreement

On October 7, 2026, the Company entered into Amendment No. 5 (the “Fifth Amendment”) to the Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Agreement”) with PGIM, Inc. (“Prudential”) and certain existing noteholders affiliated with Prudential named therein. The Fifth Amendment amends the Note Agreement to, among other things: (i) extend the time frame for issuing and selling Shelf Notes to October 7, 2029; (ii) increase the aggregate principal amount of Shelf Notes that may be purchased by Prudential affiliate(s), at Prudential’s discretion and upon our request, on the terms set forth in the Note Agreement from $75 million to $150 million, minus the aggregate principal amount of Notes then outstanding and Shelf Notes that have been accepted for purchase; and (iii) add certain restrictive covenants included in the Credit Agreement.

The foregoing descriptions of the Ninth Amendment and the Fifth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Ninth Amendment and the Fifth Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

The Ninth Amendment and the Fifth Amendment have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in the Ninth Amendment and the Fifth Amendment were made only for the purposes of such agreements and as of specific dates and were made solely for the benefit of the parties to each of the Ninth Amendment and the Fifth Amendment and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Ninth Amendment and the Fifth Amendment and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Ninth Amendment or the Fifth Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their subsidiaries or affiliates.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above regarding the Ninth Amendment and the Fifth Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit
Number	Description of Exhibits

10.1	Ninth Amendment to Credit Agreement, dated April 16, 2024, by and between Oil-Dri Corporation of America and BMO Bank N.A. (formerly known as BMO Harris Bank N.A.).
10.2	Amendment No. 5 to Amended and Restated Note Purchase and Private Shelf Agreement, dated September 21, 2023 among Oil-Dri Corporation of America, PGIM, Inc. and existing noteholders named therein.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Anthony W. Parker
Anthony W. Parker
Vice President, General Counsel & Secretary

Date: October 7, 2026